Exhibit 10.7

FIRST AMENDING AGREEMENT

TO THE COMMITMENT LETTER

DATED SEPTEMBER 19 2013

THIS FIRST AMENDING AGREEMENT made effective as of June 23, 2014

AMONG:

HEMISPHERE ENERGY CORPORATION

As Borrower

And

ALBERTA TREASURY BRANCHES

As Lender

We refer to our Letter Agreement dated September 19, 2013 (the “Commitment Letter”), between Hemisphere Energy Corporation (the “Borrower”) and Alberta Treasury Branches (the “Lender”), and confirm our agreement to renew our offer of financial assistance to the Borrower on the terms and conditions set out in the Commitment Letter, subject to the amendments described below. Capitalized terms used herein without definition shall have the meeting given to them in the Commitment Letter.

1.	AMENDMENTS

Lender confirms the following amendment to Section 15 of the Commitment Letter, as follows:

NEXT REVIEW DATE

All demand Facilities are subject to review by Lender at any time in its sole discretion, and at least annually. The next annual review date has been set for May 31, 2015 but may be set at an earlier or later date at the sole discretion of Lender.

2.	FEES

A non-refundable renewal fee of $10,500.00 for this renewal is payable by the Borrower to the Lender. Lender is hereby authorized to debit Borrower’s current account for any unpaid portion of the fee.

3.	CONDITIONS PRECEDENT

This amendment to the Commitment Letter is conditional upon receipt by the Lender of:

(a)	a duly executed copy of this agreement;

(b)	a duly executed Officer’s Certificate Re: Title Matters; and

(c)	receipt by the Lender of all fees payable hereunder.

[Letterhead of Alberta Treasury Branches]

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

(a)

the execution, delivery and performance by Borrower of this agreement has been duly authorized by all necessary actions and does not violate Borrower’s governing documents or any applicable laws or agreements to which Borrower is subject or by which Borrower is bound;

(b)	all representations and warranties under Section 6 of the Commitment Letter are true and correct in all material respects as of the date hereof;

(c)	no Default or Event of Default has occurred as of the date hereof;

(d)

each Security Document to which the Borrower is a party has been duly executed and delivered in accordance with the terms of the Commitment Letter and remains in full force and effect as security for all Facilities and all other obligations of the Borrower to the Lender as of the date hereof; and

(e)

the obligations of Borrower under the Commitment Letter, as amended hereby, and under the Security Documents are legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

5.	MISCELLANEOUS

(a)	This amending agreement shall be governed by the laws of the Alberta.

(b)

This amending agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together constitute one and the same instrument.

(c)	All terms and provisions of the Commitment Letter, except as amended hereby, remain in full force and effect.

6.	ACCEPTANCE

This offer is open for acceptance until June 30, 2014 after which date it will be null and void, unless extended in writing by Lender.

Please confirm your acceptance of this amending agreement by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

Yours truly,

ALBERTA TREASURY BRANCHES

/s/ Mikael Sears
By:	Mikael Sears
Director

/s/ Sonia Barr
By:	Sonia Barr
Associate Director

We acknowledge and accept the foregoing terms and conditions as of June 23, 2014.

Hemisphere Energy Corporation

Per:	/s/ Dorlyn R. Evancic
Name: Dorlyn R. Evancic
Title: Chief Financial Officer